Exhibit (e)



                          Certification under Rule 466



The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

     (1) That it previously had filed registration statements on Form F-6 (Infosys Technologies Limited, Registration No. 333-72199 and 333-124650), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.



                                          DEUTSCHE BANK TRUST COMPANY
                                          AMERICAS, Depositary



                                          By: /s/ Mike R. Hughes
                                             -------------------------------
                                             Name:  Mike R. Hughes
                                             Title: Director


                                          By: /s/ Jeff Margolick
                                             -------------------------------
                                             Name:  Jeff Margolick
                                             Title: Vice President